Sigma Labs Reports Fourth Quarter and Full Year 2019 Financial Results

SANTA FE, NM – March 24, 2020 - Sigma Labs, Inc. (NASDAQ:SGLB) (“Sigma Labs”), a leading developer of quality assurance software for the commercial 3D printing industry, reported its financial and operational results for the fourth quarter and full year ended December 31, 2019.

Key Fourth Quarter and Subsequent Operational Highlights

●	Entered into joint sales agreement with Materialise NV (NASDAQ: MTLS), a leading provider of additive manufacturing software and 3D printing solutions, to commercialize newly integrated PrintRite3D quality assurance technology with the Materialise control platform.

●	Awarded Phase 2 test and evaluation program of PrintRite3D® in-process quality assurance software on two 3D printers from different manufacturers by a leading global energy technology company, following a successful Phase 1 completion.

○	Customer provides technology and services that enable oil and gas companies in over 120 countries to deliver safe, affordable energy to the world.

●	Selected by major Japanese OEM machine tool manufacturer for a test and evaluation program of PrintRite3D Real Time Melt Pool Analytics at OEM’s R&D center in Japan.

●	Announced several key contract wins to further validate the Company’s technology, including:

○	Contract to implement PrintRite3D in collaboration with university research centers at the Northwestern University, Northwestern Initiative on Manufacturing Science and Innovation (NIMSI) and Center for Hierarchical Materials Design (CHiMaD).

○	Contract with the Mississippi State University Center for Advanced Vehicular Systems (CAVS), a world-class interdisciplinary research center that uses state-of-the-art technology to address engineering challenges facing U.S. mobility industries.

○	Contract with the VTT Technical Centre of Finland to install PrintRite3D at the VTT 3DMetalprint Centre for Additive Manufacturing, enabling VTT to best support its customers development activities.

○	Awarded PrintRite3D upgrade contract by the Fraunhofer Research Institution for Additive Manufacturing Technologies, an additive manufacturing research innovator and early adopter of PrintRite3D, to update the software and hardware to the current version 5.1 system.

●	Appointed accomplished software executive Mark K. Ruport as Executive Chairman to drive formation of strategic relationships, growth and sales strategies.

●	Chief Technology Officer Darren Beckett demonstrated PrintRite3D on-site and spoke at Formnext 2019 – the leading global exhibition on additive manufacturing and the next generation of intelligent industrial production in Frankfurt, Germany on November 19-22, 2019.

○	CTO Darren Beckett also presented on the integration of PrintRite3D into Materialise’s MCP control system in the Materialise (NASDAQ: MTLS) Booth at Formnext 2019.

●	PrintRite3D Patent Estate: Expanded its robust intellectual property portfolio to 11 issued and 24 pending patents both domestically and internationally, with notices of allowance for two issued patents received as recently as March 18, 2020.

Full Year 2019 Operational Highlights

●	Selected by a major international OEM machine manufacturer to integrate the PrintRite3D® quality assurance software program as part of an evaluation process for a broader rollout.

●	Selected by Airbus (AIR:FP / OTC: EADSY), a global leader in aeronautics, space and related services to deploy the PrintRite3D version 5.0 software product into a laser powder bed printer as part of a testing and evaluation program.

●	Launched the breakthrough PrintRite3D® version 5.0 quality assurance software at the RAPID+TCT 3D Printing and Additive Manufacturing Conference in May 2019, a step-change software update featuring real-time melt pool analytics with automated anomaly detection, enabling exciting new industrial-scale applications of the company’s software.

●	Realized third-party validation of Sigma Labs’ proprietary PrintRite3D® quality assurance software through a Defense Advanced Research Project Agency (DARPA) research study conducted in collaboration with Honeywell Aerospace.

●	Joined the Additive Alliance of Fraunhofer IAPT as well as the U.K-based Manufacturing Technology Centre, leading global additive manufacturing networks, to further expand business development and partnership opportunities.

●	Appointed Frank D. Orzechowski as Chief Financial Officer effective July 1, 2019. The 30-year financial and operational veteran has led large teams through significant corporate transactions, including mergers and acquisitions, financings and other transactions during his career.

●	Presented at multiple investor and industry conferences to strengthen the company’s commercial and investor presence, including:

○	AeroDef Manufacturing Conference in Long Beach, California;
○	Additive Manufacturing Conference 2019 in Austin, Texas;
○	RAPID+TCT 2019 Additive Manufacturing Conference in Detroit; and
○	9th Annual LD Micro Invitational Investor Conference in Los Angeles, California.

●	Engaged leading international investor relations specialists MZ Group to lead a comprehensive strategic investor relations and financial communications program across all key markets.

Management Commentary

“2019 was a milestone year for Sigma Labs, as we transitioned from an R&D focused company into a full-fledged commercial enterprise – complete with a validated, user-friendly product with customers who are some of the largest industrial companies in the world and in the top echelon of additive manufacturing OEMs,” said Mark Ruport, Executive Chairman of Sigma Labs.

“I am particularly proud of our recently announced joint sales agreement with Materialise NV (NASDAQ: MTLS), a leading provider of additive manufacturing software and 3D printing solutions, to commercialize our newly integrated PrintRite3D quality assurance technology within the Materialise control platform. I continue to see intense interest from industry players of every size, proving the absolute value inherent to our technology.

“Due to the success of our RTE program we are transitioning to full commercialization of PrintRite3D. The market has validated the need for a 3rd party quality assurance solution that is capable of working with multiple 3D printers, including single, dual and quad laser configurations, from different manufacturers. Our RTE customers have tested and confirmed PrintRite3D Version 5’s ability to detect and classify defeats and anomalies. The lack of a 3rd party in-process quality assurance has been seen as a major barrier to full industrialization of additive manufacturing. PrintRite3D is seen by many as the only product capable of providing a standard assessment of quality in such diverse heterogeneous environments

“A key asset that continues to provide us with a strong competitive moat as we ramp up commercialization is our robust intellectual property portfolio, comprised of numerous trade secrets, eleven patents granted, and 24 pending in both the U.S. and around the globe,” continued Ruport.

“Sigma is truly on the forefront of the next industrial revolution, addressing a major cost headwind to allow additive manufacturing technology to further scale and revolutionize many industries. We continue to see momentum from both end-users, who constantly serve as a reminder of the value of our technology, and from additive manufacturing machine OEMs, who see inherent value in integrating PrintRite3D into their machines. Revenues from either of these avenues could build rapidly, but more importantly could provide for a repeatable revenue stream with exceptional gross margins.

“Finally, I’d be remiss if I didn’t acknowledge that the crisis that the world is facing at this very moment in time, is and will continue for the foreseeable future to affect all of our business and personal plans in ways that we can’t predict. Our principal commitments are to our employees and their families, our shareholders and our customers. As events unfold we will take the steps necessary to do everything within our power to move forward and continue to execute on strategic initiatives all over the world, working towards our goal of setting the standard for quality assurance in the exciting commercial 3D printing industry,” concluded Ruport.

Fourth Quarter and Full Year 2019 Financial Results

Revenue for the full year of 2019 totaled $402,000, of which $133,000, or 33% was earned in the fourth quarter. This compares to revenues of $388,000 for the full year of 2018, of which $56,000 was earned in the fourth quarter.

Gross profit for the full year of 2019 was negative $172,000, of which the fourth quarter contributed negative $105,000. The company’s 2019 gross margin is primarily a function of variable additional travel and labor costs associated with the on-site and remote collaboration involved in the Company’s Rapid Test and Evaluation program.

Total operating expenses for 2019 were $6.2 million, of which $1.5 million were incurred in the fourth quarter. Total operating expenses for 2018 totaled $ $5.7 million. The increase in total operating expenses was primarily driven by increases in salaries and benefits of $525,000 and occupancy and general office expenses of $57,000 related to six new hires, increased research and development expenses of $155,000 related to the continued development of our PrintRite3D® product suite, and increased travel expenses of $93,000 related to continued outreach to prospective OEM, service bureau and end user customers and our ongoing expansion into the European market. Partially offsetting these increases was a reduction in stock-based compensation expense of $348,000.

Cash used in operating activities for the full year ended December 31, 2019 totaled $5.5 million, compared to $3.8 million in the full year ended December 31, 2018. Cash used in operating activities totaled $1.0 million for the fourth quarter of 2019, as compared to $1.1 million in the fourth quarter of 2018.

Net loss for the full year of 2019 was $6.3 million, or $(5.37) per share, as compared to a net loss of $5.6 million, or $(8.10) per share, in 2018. Net loss in the fourth quarter of 2019 totaled $1.6 million, or $(1.17) per share, compared to a net loss of $1.7 million, or $(2.01) per share, in the fourth quarter of 2018.

Cash totaled $0.1 million at December 31, 2019, as compared to $1.1 million at September 30, 2019 and $1.3 million at December 31, 2018. Subsequent to the close of the fourth quarter, the Company completed two private placements consisting of shares of convertible preferred stock, warrants to purchase additional shares of convertible preferred stock, and warrants to purchase shares of our common stock, resulting in net cash proceeds to us of approximately $1.7 million. If all of the remaining warrants to purchase shares of preferred stock and common stock are exercised for cash by the holders, the potential gross proceeds to us will be $13.8 million.

“While the current business environment caused by the COVID-19 pandemic is concerning, we remain resilient and our employees maintain full capability when working remotely. We have restricted all non-essential travel and we expect minimal disruption to our operations as a result of the nature of our business and precautions we have put in place,” added Frank Orzechowski, Chief Financial Officer.

Fourth Quarter and Full Year 2019 Results Conference Call

Sigma Labs Executive Chairman Mark Ruport, CEO John Rice and CFO Frank Orzechowski will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Tuesday, March 24, 2020
Time:	4:30 p.m. Eastern time, 1:30 p.m. Pacific time
Toll-free dial-in number:	1-877-407-9039
International dial-in number:	1-201-689-8470
Conference ID:	13700105

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=138447 and via the investor relations section of the Company’s website at www.sigmalabsinc.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through April 7, 2020.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13700105

About Sigma Labs

Sigma Labs, Inc. (NASDAQ: SGLB) is a leading provider of quality assurance software to the commercial 3D printing industry under the PrintRite3D® brand. Founded in 2010, Sigma is a software company that specializes in the development and commercialization of real-time computer aided inspection (CAI) solutions known as PrintRite3D® for 3D advanced manufacturing technologies. Sigma Labs’ advanced computer-aided software product revolutionizes commercial additive manufacturing, enabling non-destructive quality assurance mid-production, uniquely allowing errors to be corrected in real-time. For more information, please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on March 24,2020 and which may be viewed at www.sec.gov.

Investor Contact:

Chris Tyson

Managing Director

MZ Group - MZ North America

949-491-8235

SGLB@mzgroup.us

www.mzgroup.us

Sigma Labs, Inc.

Condensed Balance Sheets

(Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash	$86,919	$1,279,782
Accounts Receivable, net	55,540	38,800
Note Receivable, net	-	121,913
Inventory	598,718	240,086
Prepaid Assets	199,727	67,255
Total Current Assets	940,904	1,747,836

Other Assets:
Property and Equipment, net	128,723	277,944
Intangible Assets, net	569,341	404,978
Investment in Joint Venture	500	500
Long-Term Prepaid Asset	52,000	-
Total Other Assets	750,564	683,422

TOTAL ASSETS	$1,691,468	$2,431,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$727,114	$217,488
Note Payable	50,000	50,000
Deferred Revenue	139,447	51,498
Accrued Expenses	122,658	376,833
Total Current Liabilities	1,039,219	695,819

Long-Term Liabilities	-	-

TOTAL LIABILITIES	1,039,219	695,819

Commitments & Contingencies

Stockholders’ Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized; none issued and outstanding	-	-
Common Stock, $0.001 par; 2,250,000 shares authorized; 1,403,759 and 877,663 issued and outstanding, respectively	1,404	878
Additional Paid-In Capital	26,746,439	21,509,306
Accumulated Deficit	(26,095,594)	(19,774,745)
Total Stockholders’ Equity	652,249	1,735,439

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,691,468	$2,431,258

Sigma Labs, Inc.

Condensed Statements of Operations

(Unaudited)

	Years Ended
	December 31, 2019	December 31, 2018
REVENUES	$402,446	$388,574

COST OF REVENUE	574,301	270,107

GROSS PROFIT	(171,855)	118,467

EXPENSES:
Salaries & Benefits	2,354,329	2,056,584
Stock-Based Compensation	797,238	1,145,530
Operating R&D Costs	647,994	493,410
Investor & Public Relations	703,710	633,035
Legal & Professional Service Fees	664,403	564,854
Office Expenses	692,881	466,657
Depreciation & Amortization	192,569	192,374
Other Operating Expenses	158,706	134,827
Total Operating Expenses	6,211,830	5,687,271

LOSS FROM OPERATIONS	(6,383,685)	(5,568,804)

OTHER INCOME (EXPENSE)
Interest Income	18,760	35,178
State Incentives	51,877	-
Bad Debt Expense	(2,500)	-
Exchange Rate Gain (Loss)	(4,879)	162
Other Income	8,263	-
Interest Expense	(8,685)	(3,966)
Loss on Disposal of Assets	-	(36,733)
Total Other Income (Expense)	62,836	(5,359)

LOSS BEFORE PROVISION FOR INCOME TAXES	(6,320,849)	(5,574,163)

Provision for Income Taxes	-	-

Net Loss	$(6,320,849)	$(5,574,163)

Preferred Dividends	-	(15,125)

Net Loss applicable to Common Stockholders	$(6,320,849)	$(5,589,288)

Net Loss per Common Share - Basic and Diluted	$(5.37)	$(8.10)

Weighted Average Number of Shares Outstanding - Basic and Diluted	1,176,278	689,805

Sigma Labs, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Years Ended
	December 31, 2019	December 31, 2018
OPERATING ACTIVITIES
Net Loss	$(6,320,849)	$(5,574,163)
Adjustments to reconcile Net Loss to Net Cash used in operating activities:
Noncash Expenses:
Depreciation and Amortization	192,569	192,374
Stock Based Compensation	797,240	1,145,530
Stock Issued for Third Party Services	17,110	-
Warrants Issued for Third Party Services	15,569	-
Loss on Write-off of Asset	-	36,733
Change in assets and liabilities:
Accounts Receivable	(16,740)	65,738
Interest Receivable	-	34,390
Inventory	(358,632)	(24,844)
Prepaid Assets	(184,472)	(1,652)
Accounts Payable	509,626	116,604
Deferred Revenue	87,949	15,818
Accrued Expenses	(254,175)	230,501
NET CASH USED IN OPERATING ACTIVITIES	(5,514,805)	(3,762,971)

INVESTING ACTIVITIES
Purchase of Property and Equipment	(33,487)	(79,116)
Purchase of Intangible Assets	(174,224)	(149,409)
Payment Received from Notes Receivable	121,913	632,197
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(85,798)	403,672

FINANCING ACTIVITIES
Gross Proceeds from issuance of Convertible Preferred and Warrants	-	1,350,000
Gross Proceeds from issuance of Common Stock and Warrants	4,981,221	2,040,100
Less Offering Costs	(649,329)	(433,700)
Proceeds from exercise of Warrants	75,848	192,132
Dividends on Preferred	-	(15,125)
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,407,740	3,123,407

NET CHANGE IN CASH FOR PERIOD	(1,192,863)	(235,892)

CASH AT BEGINNING OF PERIOD	1,279,782	1,515,674

CASH AT END OF PERIOD	$86,919	$1,279,782

Supplemental Disclosures:
Noncash investing and financing activities disclosure:

Conversion of Convertible Debt for Stock	$-	$(50,000)
Common Stock Issued for Conversion of Series B&C Preferred	-	1,350
Common Stock Issued for Cashless Exchange of Warrants	-	5
Common Stock Issued for Cashless Exchange of Unit Purchase Options	88	-

Other noncash operating activities disclosure:
Issuance of Common Stock and Warrants for services	$335,679	$256,264

Disclosure of cash paid for:
Interest	$5,069	$12,205
Income Taxes	$-	$-